Exhibit 4.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. _________

No. of Shares of Common Stock: __________

WARRANT

to Purchase Common Stock of

IDAHO COPPER CORPORATION

a Nevada Corporation

This Warrant certifies that __________________ (“Buyer”), is entitled to purchase from Idaho Copper Corporation, a Nevada corporation (the “Company”), ________________shares of Common Stock (or any portion thereof) at an exercise price of $0.24 per share of Common Stock, for a period of three (3) years from the date hereof, all on the terms and conditions hereinafter provided.

Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

“Articles” shall mean the Articles of Incorporation of the Company, as in effect from time to time.

“Common Stock” shall mean the Company’s authorized common stock, $0.001 par value per share.

“Exercise Price” shall mean the exercise price per share of Common Stock set forth above, as adjusted from time to time pursuant to Section 3 below.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Warrant” shall mean this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

“Warrant Stock” shall mean the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant.

“Warrantholder” shall mean the Buyer, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

Section 2. Exercise of Warrant.

(a) At any time during the three (3) years following the date hereof, the Buyer may at any time and from time to time exercise this Warrant, in whole or in part.

(b) (i) The Warrantholder shall exercise this Warrant by means of delivering to the Company at its office identified in Section 13 below (A) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (B) this Warrant, and (C) payment equal to the Exercise Price in accordance with Section 2(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, the Company shall deliver to the Warrantholder a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, within ten (10) days of any such exercise. Such notice of exercise shall be in the subscription form set out at the end of this Warrant (the “Subscription Form”).

(ii) The Warrantholder may elect to pay the Exercise Price to the Company either by cash, certified check or wire transfer.

(c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Company shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Common Stock issuable upon such exercise.

(d) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 2 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

(e) The Company shall pay all expenses payable in connection with the preparation, issuance, and delivery of stock certificates under this Section 2, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

(f) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

(g) In no event shall any fractional share of Common Stock of the Company be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Common Stock, then the Company shall deliver in cash to such holder an amount equal to such fractional interest.

Section 3. Adjustment of Exercise Price and Warrant Stock.

(a) Subdivision or Combination of Common Stock. If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (A) the Exercise Price in effect on such record date, and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

(b) Upon each adjustment of the Exercise Price as provided in Section 3(a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment, and (ii) the quotient obtained by dividing (A) the Exercise Price existing prior to such adjustment by (B) the new Exercise Price resulting from such adjustment.

(c) If, at any time prior to the Expiration Date, there occurs an event which would cause the automatic conversion (“Automatic Conversion”) of the Warrant Stock into shares of Common Stock in accordance with the Articles, then any Warrant shall thereafter be exercisable, prior to the Expiration Date, into the number of shares of Common Stock into which the Warrant Stock would have been convertible pursuant to the Articles if the Automatic Conversion had not taken place.

(d) Adjustments to Exercise Price. (i) If the Company, at any time while this Warrant is outstanding, shall 3 sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue any Common Stock entitling any person or entity to acquire shares of Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then $0.24 or at a future effective price that will be less than the then $0.24 whether by elimination of an applicable floor price, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance at any time while such Common Stock or Common Stock equivalents are in existence, (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then the then Exercise Price shall be reduced at the option of the Warrantholder to equal the Base Share Price and the number of Warrant Stock issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment.

(ii) The aggregate Exercise Price prior to such adjustment will be calculated as follows: the total number of Warrant Stock issuable upon exercise of this Warrant immediately prior to adjustment pursuant to this Section 3(d) multiplied by the Exercise Price in effect immediately prior to such adjustment,

By way of example, if E is the total number of Warrant Stock issuable upon exercise of this Warrant immediately prior to such adjustment, F is the Exercise Price in effect immediately prior to such adjustment, and G is the Base Share Price, the adjustment to the number of Warrant Stock can be expressed in the following formula: Total number of Warrant Stock after such Dilutive Issuance = the number obtained from dividing [E x F] by G.

(iii) The Company shall notify the Warrantholder in writing, no later than five (5) business days following the issuance of any Common Stock or Common Stock equivalents subject to this Section 3(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”); provided, that whether (i) the Company provides a Dilutive Issuance Notice pursuant to this Section 3(d) upon the occurrence of any Dilutive Issuance, or (ii) the Warrantholder accurately refers to the number of Warrant Stock or Base Share Price in the Exercise Notice, the Warrantholder is entitled to receive a number of Warrant Stock based upon the Base Share Price as well as the Base Share Price at all times on and after the date of such Dilutive Issuance.

Section 4. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Company shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4, including any transfer taxes resulting from the division or combination hereunder. The Company agrees to maintain at its aforesaid office books for the registration of the Warrants.

Section 5. Reclassification or Change of Common Stock. In case of any reclassification or change of the outstanding Common Stock (other than as a result of a subdivision, combination or stock dividend) at any time prior to the Expiration Date, then, as a condition of such reclassification or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification or change by a holder of the number of shares of Common Stock of the Company which might have been purchased by the Warrantholder immediately prior to such reclassification or change, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

Section 6. Reservation and Authorization of Capital Stock. The Company shall at all times reserve and keep 4 available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants.

Section 7. Stock and Warrant Books. The Company will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

Section 8. Limitation of Liability. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

Section 9. Transfer. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Buyer as the owner hereof for all purposes.

Section 10. Investment Representations; Restrictions on Transfer of Warrant Stock. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Company a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

Section 11. Loss, Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

Section 12. Amendments. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Company and the Warrantholder.

Section 13. Notices Generally. Any notice, request, consent, other communication or delivery pursuant to the provisions hereof shall be in writing and shall be sent by one of the following means: (i) by registered or certified first class mail, postage prepaid, return receipt requested; (ii) by facsimile transmission with confirmation of receipt or other form of electronic transmission; (iii) by nationally recognized courier service guaranteeing overnight delivery; or (iv) by personal delivery, and shall be properly addressed to the Warrantholder at the last known address, facsimile number or email appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its principal executive office, or such other address or facsimile number as shall have been furnished to the party giving or making such notice, demand or delivery.

Section 14. Successors and Assigns. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. 5

Section 15. Governing Law; Venue. In all respects, including all matters of construction, validity and performance, this Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with the laws of the State of Nevada. Any action arising under or related to this Warrant or the Warrant Stock shall be heard exclusively in federal or state court sitting in Washoe County, Nevada, and expressly consent to the jurisdiction and venue of the state or federal courts sitting in Washoe County, Nevada for the adjudication of any civil action asserted pursuant to this paragraph. THE COMPANY AND THE WARRANTHOLDER IRREVOCABLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS THIS NOTE OR UNDER ANY OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS NOTE, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THE COMPANY AND THE WARRANTHOLDER ACKNOWLEDGE THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY. The Company and the Warrantholder hereby irrevocably waive personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its Chief Executive Officer.

Dated:___________________, 202________

Idaho Copper Corporation, a Nevada corporation
By:
	Name:	Robert Scannell
	Title:	Chief Executive Officer

SUBSCRIPTION FORM

(to be executed only upon exercise of Warrant)

To: Idaho Copper Corporation

1. The undersigned, pursuant to the provisions set forth in the attached Warrant (No. __ ), hereby irrevocably elects to purchase __________ shares of the Common Stock covered by such Warrant pursuant to the terms of the attached Warrant.

2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares of Common Stock being purchased.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below,

Dated:_______________

Name:
Signature:
Address: